Exhibit 99.01

      Sylvan Learning Systems, Inc. Reports Revenue Growth of 36%
                       for Second Quarter 2003;

             Strong Operating Results Highlight Power of
                    Company's Post-Secondary Focus

    BALTIMORE--(BUSINESS WIRE)--July 24, 2003--Sylvan Learning
Systems, Inc. (NASDAQ: SLVN), a global leader in higher education, today announced financial results and strong online student enrollment growth for the quarter ended June 30, 2003.

    Second quarter operational and financial highlights include:

    -- Sylvan Learning Systems reported pro forma income from continuing operations of $0.21 per share for second quarter 2003, driven by a 36% increase in revenue from continuing operations. GAAP net income for the second quarter 2003 was $0.75 per share. (See Reconciliation - 2003 GAAP to Pro Forma Results for details).

    -- The previously announced acquisition of an 80% interest in the entity that controls the operations of Universidad Nacional Andres Bello (UNAB) and its technical/vocational affiliate AIEP was finalized according to plan. These two institutions combined have more than 20,000 students. This alliance significantly broadens the Company's presence in Chile, which enjoys strong growth in higher education enrollments.

    -- Online degree enrollment at June 30, 2003 increased 17% to 15,163 students compared to 12,968 students at June 30, 2002. Online degree enrollment includes students at Walden University, National Technological University, and students enrolled in Canter's distance learning master's program.

    -- On June 30, 2003, Sylvan Learning Systems completed the previously announced transaction to divest its K-12 business units, disband Sylvan Ventures, and focus exclusively on post-secondary education.

    -- Sylvan Learning Systems announced its plan to divest its English language instruction business, the Wall Street
        Institute (WSI). The disposition of WSI will complete Sylvan's transformation into a company focused exclusively on post-secondary education. Sylvan expects to complete the sale of WSI within a year.

    "While the market for English language instruction remains attractive, we made the decision to divest WSI to ensure our total focus on the expanding market for degree-seeking students pursuing multi-year programs," stated Douglas Becker, Chairman and Chief Executive Officer of Sylvan Learning Systems. "Our focus enables us to achieve our objective of expanding global access to higher education and preparing our students for exciting new career opportunities."

    Financial Results

    The following financial discussion reflects GAAP results from continuing operations, including non-strategic assets held for sale, as well as the operating results and realized gain and anticipated losses on the disposal of certain discontinued operations. The financial tables included in this release reconcile GAAP results to pro forma results as if the completed sale of Sylvan's K-12 assets had closed January 1, 2003.
    Given the transformational nature of these transactions, the pro forma presentation is included to provide investors meaningful information regarding the operations of Sylvan Learning Systems' post-secondary business units excluding the one-time gain and various charges associated with the completed transactions and the pending sale of WSI.

    Continuing Operations

    Total revenues from continuing operations for the second quarter of 2003 were $116.2 million, an increase of 36% compared to total revenues of $85.2 million in the second quarter of 2002. Total loss from continuing operations for the second quarter of 2003 was $13.2 million, compared to income of $3.7 million in the second quarter of 2002. Net income for the second quarter was $30.9 million, or $0.75 per share on shares outstanding of 41.2 million. This compares to a net loss of $5.1 million, or a loss of $0.13 per share on shares outstanding of 40.1 million for the same period in 2002.
    Pro forma after-tax income from continuing operations for the quarter, assuming the sale of Sylvan's K-12 assets had closed on January 1, 2003, and excluding previously announced gains and charges resulting from such transactions, would have been $9.2 million or $0.21 per share (See Reconciliation - 2003 GAAP to Pro Forma Results for details).
    For the six-month period ended June 30, 2003, total revenues from continuing were $211.6 million, compared to total revenues of $155.8 million in the same period of 2002. Total operating loss from continuing operations for the six-month period was $26.3 million, compared to income of $1.7 million in the same period of 2002. Net income for the six-month period was $14.9 million, or $0.36 per share on shares outstanding of 40.8 million. This compares to a net loss of $84.1 million, or a loss of $2.12 per share on shares outstanding of
39.8 million for the same period in 2002.
    Pro forma after-tax income from continuing operations for the six-month period ended June 30, 2003, assuming the sale of Sylvan's K-12 assets had closed on January 1, 2003, and excluding previously announced gains and charges resulting from such transactions, would have been $10.8 million or $0.25 per share (See Reconciliation - 2003 GAAP to Pro Forma Results for details).

    Discontinued Operations & Assets Held for Sale

    Results from discontinued operations include the operations of Sylvan Learning Center, Sylvan Education Solutions, Schulerhilfe, eSylvan, and Connections Academy. These K-12 businesses were sold as part of the previously announced transaction, and currently operate under their existing brand names as part of a private entity. Sylvan UK, Sylvan France, and WSI are also included in results from discontinued operations. These assets are expected to be sold within the next twelve months.
    During the second quarter, certain previously announced gains and charges were recorded in connection with the completed and pending transaction outlined above:

    -- The Company recorded a pre-tax gain of $110.4 million from the sale of its K-12 businesses. In addition, the exercise period for options in the Company held by employees of the disposed K-12 businesses was extended for a two-year period following the closing. This extension resulted in a non-cash discontinued operation charge of $4.6 million.

    -- The Company recorded $22.2 million of the previously estimated $25.0 million non-cash compensation charge as a result of the conversion of options to purchase common stock of a subsidiary currently held by certain employees of Sylvan International Universities into options in Sylvan Learning Systems. An additional $6.2 million will be recorded over the remaining vesting period ending in 2008, of which $2.8 will be recorded in 2004.

    -- In connection with the planned disposition of WSI, the Company recorded a $25.5 million pre-tax charge to write down the carrying value of WSI to its net realizable value. This charge included a $10.4 million loss related to the reversal of the accumulated foreign currency translation adjustment. This charge and the year to date operating results of WSI are reflected as part of the Company's results from discontinued operations.

    Supplemental Financial Data

    Total cash and marketable securities at the end of the second quarter were approximately $189.4 million, while total corporate debt was approximately $91.8 million, excluding the $44.4 million convertible debenture remaining after the K-12 transaction.
    The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. The pro forma guidance assumes the sale of Sylvan's K-12 assets had closed January 1, 2003. The Company reiterates full year pro forma EPS guidance of $0.85 to $0.88.

    Third Quarter 2003 Outlook

    The third quarter is the seasonally weakest quarter for the company's campus-base business, because all of its universities, with the exception of those in Chile, are closed for some portion of the quarter for summer break.

    -- Company anticipates total revenue to be between $100 and $105 million for the third quarter 2003, an increase of at least 39% over the prior year.

    -- Company anticipates its campus-based revenue to be between $75 and $80 million for the third quarter 2003, with operating margins of between 10% and 11%.

    -- Company anticipates its online revenue to be between $24 and $25 million for the third quarter 2003, with operating margins of between 16% and 17% for third quarter 2003.

    -- General and administrative expenses are expected to be approximately $2.5 million for the third quarter 2003.

    -- Diluted earnings per share from continuing operations are anticipated to be between $0.14 and $0.15 for the third quarter 2003.

Reconciliation - 2003 GAAP to Pro Forma Results       Three     Six
(in millions, except per share)                       Months   Months
                                                      Ended    Ended
                                                     6/30/03  6/30/03
Pretax (Loss) Income from Continuing Operations $(16.5) $(37.5) Adjustments (Pretax):
   Non-Strategic Ventures Losses                         1.3     18.7
   Non-Cash Compensation Charges                        22.2     22.3
Pro forma Results from Core Operations                  $7.0     $3.5
   G&A Attributable to Discontinued Operations           3.5      6.9
   Net Interest Income                                   2.3      4.5
Pro Forma Pretax Results - 1/1/03 Transaction Close    $12.8    $14.9

Interest on Convertible Debentures (Pretax)             $0.5     $1.1
Tax Rate for Continuing Operations                       28%      28%

Pro Forma Weighted Avg. Shares Outstanding - Diluted    45.8     45.6
Pro Forma EPS                                          $0.21    $0.25

    About Sylvan Learning Systems

    Sylvan Learning Systems, Inc. (NASDAQ: SLVN) is focused exclusively on providing a superior university experience to nearly 100,000 students through the leading global network of accredited campus-based and online universities. Addressing the rapidly growing global demand for higher education, Sylvan offers a broad range of career-oriented undergraduate and graduate programs through seven universities located in Europe and Latin America. Through two U.S. based and accredited universities, Sylvan offers the growing population of non-traditional, working-adult students the convenience and flexibility of distance learning to pursue undergraduate, master's and doctorate degree programs in major career fields including engineering, education, business, and healthcare.

Note: As a result of the completed sale of the Company's K-12 assets, the publicly traded Sylvan Learning Systems is expected to change its corporate name and NASDAQ ticker by June 2004.

    Forward Looking Statements

    This release includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements may involve risk and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those described in the forward-looking statements:

    The following factors might cause such a difference:

-- The Company's operations can be materially affected by competition in its target markets and by overall market conditions, among other factors.

-- The Company's foreign operations, in particular, are subject to political, economic, legal, regulatory and currency-related risks.

    Additional information regarding these risk factors and uncertainties is detailed from time to time in the Company's filings with the Securities and Exchange Commission, including but not limited to our most recent Forms 10-K and 10-Q, available for viewing on our website. (To access this information on our website, please click on "Investor Relations," "SEC Filings")


Sylvan Learning Systems, Inc. & Subsidiaries
Consolidated Statement of Operations
(Amounts in Thousands, except per share data)

                                      Three Months Ended June 30,
                              ----------------------------------------
                                                      $         %
                                  2003       2002   Variance  Variance
                              --------- ---------- --------- ---------
                                        (Restated)
                                            (d)
Revenues
    Spain                      $23,296    $18,305    $4,991        27%
    Hospitality/Switzerland
     (a)                        11,415      5,256     6,159       117%
    Chile                       20,173     10,974     9,199        84%
    Mexico                      31,086     27,601     3,485        13%
    France                       2,011      1,546       465        30%
                              --------- ---------- --------- ---------
  Campus Based total            87,981     63,682    24,299        38%
                              --------- ---------- --------- ---------

  Online                        27,793     21,450     6,343        30%

  Sylvan Ventures                                            (greater
                                   468         26       442  than)200%

                              --------- ---------- --------- ---------
Total Revenues                 116,242     85,158    31,084        36%
                              --------- ---------- --------- ---------

  Core Operating Expenses       97,869     72,008    25,861        36%
  Ventures Operating Expenses      654        494       160        32%
  Non-Cash Compensation
   Expense                      22,158          -    22,158       N/A
  Core General &
   Administrative Expenses       5,900      5,712       188         3%
  Ventures General &
   Administrative Expenses         780        965      (185)      -19%

                              --------- ---------- --------- ---------
Total Operating Expenses       127,361     79,179    48,182        61%
                              --------- ---------- --------- ---------

Operating Income (Loss)        (11,119)     5,979   (17,098)      N/A

Non-Operating Items
  Interest & Other Income          260      1,262    (1,002)      -79%
  Interest Expense              (3,155)    (1,972)   (1,183)      -60%
  Equity in Net Income of
   Affiliates                       65         61         4         7%
  Minority Interest             (2,507)    (1,884)     (623)      -33%
  Exchange Gain                    305        359       (54)      -15%
  Sylvan Ventures non-
   operating                      (303)    (1,264)      961        76%
                              --------- ---------- --------- ---------
Total Non-Operating items       (5,335)    (3,438)   (1,897)      -55%
                              --------- ---------- --------- ---------

Income (Loss) from continuing
 operations before
  income taxes and cumulative
   effect of change
  in accounting principle      (16,454)     2,541   (18,995)      N/A
Income tax benefit (b)           3,222      1,153     2,069       179%
                              --------- ---------- --------- ---------
Income (Loss) from continuing
 operations before
  cumulative effect of change
   in accounting principle     (13,232)     3,694   (16,926)      N/A
Income (Loss) from
 discontinued operations, net
 of income tax                    (557)     2,432    (2,989)      N/A
Gain (Loss) on disposal of
 discontinued operations, net
 of income
  tax                           44,640    (11,209)   55,849       N/A
                              --------- ---------- --------- ---------
Income (Loss) before
 cumulative effect of change
  in accounting principle       30,851     (5,083)   35,934       N/A
Cumulative effect of change in
 accounting principle, net of
  tax benefit of $7,700              -          -         -       N/A
                              --------- ---------- --------- ---------
Net Income (Loss)              $30,851    $(5,083)  $35,934       N/A
                              ========= ========== ========= =========

  Weighted average shares -
   Basic                        41,164     40,110
  Weighted average shares -
   Diluted                      48,963     47,605
  EPS-Net Income (Loss) Basic    $0.75     $(0.13)
  EPS (Basic)-Income (Loss)
   from continuing operations
    before cumulative effect
     of change in accounting
     principle                  $(0.32)     $0.09
  EPS (Diluted)-Income (Loss)
   from continuing operations   $(0.32)     $0.08
    before cumulative effect
     of change in accounting
     principle
Reconciliation - Pro Forma
 Income from Continuing
 Operations
Income (Loss) from continuing
 operations before
  income taxes and cumulative
   effect of change
  in accounting principle     $(16,454)    $2,541
      Non-Strategic Ventures
       Losses                    1,269      2,697
      Non-Cash Compensation
       Expense                  22,158          -
      G&A Attributable to
       Discontinued Operations   3,557        N/A
      Core operations - non
       operating                 2,282        N/A
                              ---------
  Subtotal                     $12,812
      Tax Impact at 28%         (3,587)
                              ---------
Pro Forma income from
 continuing operations (c)      $9,225
  Weighted average shares -
   Pro Forma                    45,847
  EPS - As if transaction
   happened January 1, 2003      $0.21

  Segment Operating Profit
   (Loss):
    Campus Based               $12,681     $9,025    $3,656        41%
    Online                       5,224      4,099     1,125        27%
    Sylvan Ventures               (966)    (1,433)      467        33%

a) Hospitality includes the operating results of Les Roches, Marbella and Glion.

b) Represents blended tax rate excluding Sylvan Ventures of 20% and a tax rate for Sylvan Ventures of 40%

c) Reconciling items represent adjustments as if the sale of the K-12 business units and decision to dispose of the non-Strategic venture assets occurred January 1, 2003.

d) The 2002 operating results have been restated to present the K-12 and WSI business units as discontinued operations.


Sylvan Learning Systems, Inc. & Subsidiaries
Consolidated Statement of Operations
(Amounts in Thousands, except per share data)


                                     Six  Months Ended June 30,
                              ----------------------------------------
                                                      $         %
                                  2003       2002   Variance  Variance
                              --------- ---------- --------- ---------
                                        (Restated)
                                            (d)
Revenues
    Spain                      $45,283    $34,979   $10,304        29%
    Hospitality/Switzerland
     (a)                        22,980      9,042    13,938       154%
    Chile                       24,904     14,651    10,253        70%
    Mexico                      68,298     63,674     4,624         7%
    France                       3,909      2,968       941        32%
                              --------- ---------- --------- ---------
  Campus Based total           165,374    125,314    40,060        32%
                              --------- ---------- --------- ---------

  Online                        45,289     30,460    14,829        49%

  Sylvan Ventures                                            (greater
                                   903         26       877  than)200%

                              --------- ---------- --------- ---------
Total Revenues                 211,566    155,800    55,766        36%
                              --------- ---------- --------- ---------

  Core Operating Expenses      186,670    137,366    49,304        36%
  Ventures Operating Expenses                                (greater
                                 2,122        494     1,628  than)200%
  Non-Cash Compensation
   Expense                      22,333          -    22,333       N/A
  Core General &
   Administrative Expenses      11,694     10,821       873         8%
  Ventures General &
   Administrative Expenses       1,756      2,270      (514)      -23%

                              --------- ---------- --------- ---------
Total Operating Expenses       224,575    150,951    73,624        49%
                              --------- ---------- --------- ---------

Operating Income (Loss)        (13,009)     4,849   (17,858)      N/A

Non-Operating Items
  Interest & Other Income          630      2,345    (1,715)      -73%
  Interest Expense              (5,529)    (3,938)   (1,591)      -40%
  Equity in Net Income of
   Affiliates                      131         48        83       173%
  Minority Interest             (4,256)    (3,227)   (1,029)      -32%
  Exchange Gain                    236        312       (76)      -24%
  Sylvan Ventures non-                                         (less
   operating                                                   than)-
                               (15,702)    (2,640)  (13,062)    200%
                              --------- ---------- --------- ---------
Total Non-Operating items                                      (less
                                                               than)-
                               (24,490)    (7,100)  (17,390)    200%
                              --------- ---------- --------- ---------

Income (Loss) from continuing
 operations before
  income taxes and cumulative
   effect of change
  in accounting principle                                      (less
                                                               than)-
                               (37,499)    (2,251)  (35,248)    200%
Income tax benefit (b)          11,235      3,953     7,282     184%
                              --------- ---------- --------- ---------
Income (Loss) from continuing
 operations before
  cumulative effect of change
   in accounting principle     (26,264)     1,702   (27,966)      N/A
Income (Loss) from
 discontinued operations, net
 of income tax                   1,726      4,007    (2,281)      -57%
Gain (Loss) on disposal of
 discontinued operations, net
 of income
  tax                           39,423    (11,209)   50,632       N/A
                              --------- ---------- --------- ---------
Income (Loss) before
 cumulative effect of change
  in accounting principle       14,885     (5,500)   20,385       N/A
Cumulative effect of change in
 accounting principle, net of
  tax benefit of $7,700              -    (78,634)   78,634       N/A
                              --------- ---------- --------- ---------
Net Income (Loss)              $14,885   $(84,134)  $99,019       N/A
                              ========= ========== ========= =========

  Weighted average shares -
   Basic                        40,825     39,767
  Weighted average shares -
   Diluted                      47,974     47,284
  EPS-Net Income (Loss) Basic    $0.36     $(2.12)
  EPS (Basic)-Income (Loss)
   from continuing operations
    before cumulative effect
     of change in accounting
     principle                  $(0.64)     $0.04
  EPS (Diluted)-Income (Loss)
   from continuing operations   $(0.64)     $0.04
    before cumulative effect
     of change in accounting
     principle
Reconciliation - Pro Forma
 Income from Continuing
 Operations
Income (Loss) from continuing
 operations before
 income taxes and cumulative
 effect of change
 in accounting principle      $(37,499)   $(2,251)
      Non-Strategic Ventures
       Losses                   18,677      5,378
      Non-Cash Compensation
       Expense                  22,333          -
      G&A Attributable to
       Discontinued Operations   6,855        N/A
      Core operations - non
       operating                 4,564        N/A
                              ---------
  Subtotal                     $14,930
      Tax Impact at 28%         (4,180)
                              ---------
Pro Forma income from
 continuing operations (c)     $10,750
  Weighted average shares -
   Pro Forma                    45,576
  EPS - As if transaction
   happened January 1, 2003      $0.25

  Segment Operating Profit
   (Loss):
    Campus Based               $21,234    $16,101    $5,133        32%
    Online                       2,759      2,307       452        20%
    Sylvan Ventures             (2,975)    (2,738)     (237)       -9%

a) Hospitality includes the operating results of Les Roches, Marbella and Glion.

b) Represents blended tax rate excluding Sylvan Ventures of 20% and a tax rate for Sylvan Ventures of 40%

c) Reconciling items represent adjustments as if the sale of the K-12 business units and decision to dispose of the non-Strategic venture assets occurred January 1, 2003.

d) The 2002 operating results have been restated to present the K-12 and WSI business units as discontinued operations.

    CONTACT: Sylvan Learning Systems, Inc.
             Sean Creamer, 410-843-8991
             Chris Symanoskie, 410-843-6394